             EXHIBIT 23.2 CONSENT OF CROWE, CHIZEK AND COMPANY LLP

                         CONSENT OF INDEPENDENT AUDITORS








The Board of Directors
First Federal Bancshares Inc.


We consent to the incorporation by reference of our report dated February 7, 2002 with respect to the 2001 consolidated financial statements of First Federal Bancshares, Inc., included in the Registration Statement on Form S-4 filed by the Company on August 9, 2002, in the Registration Statement on Form S-8 pertaining to the PFSB Bancorp, Inc. 2000 Stock-Based Incentive Plan as assumed by First Federal Bancshares, Inc.




                                           /s/ Crowe, Chizek and Company LLP


Oak Brook, Illinois
November 25, 2002